                                                             UNITED STATES

                                                  SECURITIES AND EXCHANGE COMMISSION

                                                        WASHINGTON, D.C. 20549

                                                               FORM 8-K

                                                            CURRENT REPORT

                                Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                    Date of Report: August 8, 2002
                                                    ------------------------------
                                                   (Date of earliest event reported)

                                                      THE PHOENIX COMPANIES, INC.
                                                      ---------------------------
                                        (Exact name of registrant as specified in its charter)

                Delaware                                   1-16517                                06-0493340
                --------                                   -------                                ----------
     (State or other jurisdiction of              (Commission File Number)             (IRS Employer Identification No.)
             incorporation)

                                          One American Row, Hartford, Connecticut 06102-5056
                                          --------------------------------------------------
                                          (Address of principal executive offices) (Zip Code)

                                                             860-403-5000
                                                             ------------
                                         (Registrant's telephone number, including area code)

Item 6.  Resignation of Registrant's Director

         Philip R. McLoughlin is resigning as a director effective September 1 as a result of his retirement on that date.

Item 9.  Other Information.

         On August 8, 2002, The Phoenix Companies, Inc., a Delaware corporation, reported its second quarter 2002 results, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In that release, the Company also announced that
Philip R. McLoughlin, chairman and chief executive officer of Phoenix Investment Partners, Ltd., would retire effective September 1.
He will also simultaneously cease to be a director and an officer of The Phoenix Companies, Inc.

Item 7.  Exhibits.

99.1     Press release of The Phoenix Companies Inc., dated August 8, 2002, regarding second quarter 2002 results.

                                                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     THE PHOENIX COMPANIES, INC.

                                                     By:      /s/ Carole A. Masters
                                                              -------------------------------------------
                                                              Name:    Carole A. Masters
                                                              Title:   Vice President and Counsel

         Date: August 12, 2002

                                                              -more-

                                                                 EXHIBIT INDEX

Exhibit Number                                    Exhibit
--------------                                    -------
99.1                                              Press release of The Phoenix Companies, Inc. dated August 8, 2002, regarding second quarter 2002 results.

                                                                                                                           Exhibit 99.1

[GRAPHIC OMITTED][GRAPHIC OMITTED]

     The Phoenix Companies, Inc.                              N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     www.phoenixwm.com

     Note:  The company considers operating income and cash operating income, excluding venture capital, in evaluating its financial performance, in addition to net income presented in accordance with Generally Accepted Accounting Principles (GAAP).  (See attached table reconciling these measures.)  Operating income represents net income adjusted for realized investment gains and losses and nonrecurring items.  Nonrecurring items include expenses related to Phoenix's demutualization and its acquisition of the PXP minority interest, an early retirement program, an adjustment to the amortization of deferred acquisition costs, management restructuring reserves, and the cumulative effect of accounting changes.  For cash operating income, the company adds back amortization of intangible assets to operating income to measure the ability of the business to generate cash earnings.  The company excludes the Venture Capital segment, a separate reporting segment, to measure the performance of its core operating businesses in order to provide greater transparency when evaluating operating performance.

                                                           For Immediate Release
           Contacts:                Media Relations         Investor Relations
                                    ---------------         ------------------
                                   Alice S. Ericson         Linda M. Samoncik
                                      860-403-5946                   860-403-7100

                                                     PHOENIX REPORTS SECOND QUARTER 2002 RESULTS

           HARTFORD, Conn., August 8, 2002 - The Phoenix Companies, Inc. (NYSE: PNX) today reported second quarter 2002 cash operating income, excluding venture capital, of $23.6 million, or $0.24 per share, compared with $29.9 million, or $0.28 per share, in the second quarter of 2001.  The company also reported an operating loss of $4.1 million, or a $0.04 loss per share, for the quarter, compared with operating income of $19.2 million, or $0.18 per share, in the second quarter of 2001. The company reported a GAAP net loss of $37.2 million, or a $0.37 loss per share, in the second quarter of 2002, compared with a $16.5 million net loss, or a $0.16 loss per share, in the second quarter of 2001.  The second quarter 2002 GAAP result includes after-tax operating losses of $19.4 million from: venture capital; net realized investment losses of $10.7 million, primarily attributable to impairments of debt securities, notably WorldCom; and a reserve of $21.8 million, after income taxes, primarily in connection with organizational and employment-related costs.  This reserve includes the reserve announced on July 1, 2002.
           Chairman and Chief Executive Officer Robert W. Fiondella said, "We performed to plan in a number of key areas, but the exceptionally difficult equity and credit environment impacted our overall second quarter results.  However, our sharp focus on driving the business resulted in continued progress and action in those areas we could control, including increasing the scope of expense reduction initiatives and managing our corporate investment portfolio in an appropriately conservative manner.
           "At the same time, we are pleased that the fundamentals underlying our businesses remained solid, as reflected in continued retail sales momentum, as well as mortality and persistency," Mr. Fiondella added, "and we remain committed to our objective of achieving an 8 to 10 percent cash return on equity, excluding venture capital, by the end of 2003."
           Mr. Fiondella also confirmed that he and Coleman D. Ross, executive vice president and chief financial officer, would be signing, by the upcoming deadline, the SEC certifications of Phoenix's 2001 Form 10-K and its subsequent Forms 10-Q.
           First half 2002 cash operating income, excluding venture capital, was $49.3 million, or $0.49 per share, compared with
     $40.5 million, or $0.38 per share, in the first half of 2001.  The company also reported operating income of $8.7 million, or
     $0.09 per share, for the first half, compared with an operating loss of $69.4 million, or a $0.66 loss per share, in the prior year's first half.  The company reported a GAAP net loss of $138.6 million, or a $1.38 loss per share, in the first half of 2002, primarily due to the first quarter adoption of an accounting change for goodwill and continued weak performance of venture capital, compared with a $174.0 million net loss, or a $1.66 loss per share, in the first half of 2001.
           Mr. Fiondella also cited the following developments:
o        Accelerated sales from a growing number of distribution sources in life insurance, annuities and managed accounts.
o        Maintained strong fundamentals in life insurance - mortality and persistency - as evidenced by continued growth in the policyholder dividend obligation and other key ratios.
o        Announced consolidations in the Phoenix/Zweig Advisers organization that will result in annualized expense reductions of $3 million, in addition to the previously announced reductions of approximately $26 million the company is on track to achieve by year-end 2002.  These expense reductions will, in part, counter the impact of negative markets on pension expenses and margins.
o        Grew invested assets and cash in the corporate investment portfolio to $15.3 billion on June 30, 2002, from $13.5 billion on
         June 30, 2001.  The strength of the company's well diversified, high-quality bond portfolio contributed to the growth.  At the end of the second quarter, below investment grade bonds comprised 7 percent of the total bond portfolio, the lowest level since 1998.
o        Increased scale with the acquisition of the variable life and variable annuity business of a CNA Financial Corporation subsidiary through a coinsurance arrangement, announced at the end of June and effective July 1, 2002.
o        Continued active capital management.  As of June 30, 2002, 8.4 million shares had been purchased through the company's 11 million-share stock repurchase program, with an additional 1.8 million shares purchased through August 2, 2002.  On August
         5, Phoenix's Board of Directors authorized a program to repurchase an additional 2 million shares.
o        Management and organizational changes in July and August, including, effective September 1, the retirement of Philip R.
         McLoughlin, chairman and chief executive officer of Phoenix Investment Partners, Ltd.  During a transition period, Mr.
         McLoughlin will continue to report to Dona D. Young, president and chief operating officer.

     Segment Results
           Phoenix has two operating segments, "Life and Annuity" and "Investment Management", and two reporting segments, "Venture
     Capital" and "Corporate and Other".  The Corporate and Other segment includes unallocated capital and expenses, as well as certain businesses not of sufficient scale to report independently.  The company looks at its segment results on the basis of operating income (loss) before amortization and income taxes to focus on the earnings ability of each segment.

                                                        Second          Second Quarter
                                                       Quarter               2001
                                                         2002
                                                    ---------------     ----------------
                                                               (in millions)
          Life and Annuity                              $ 27.9            $ 38.5
          Investment Management                            8.6            13.9
          Venture Capital                                 (29.9)          5.5
          Corporate and Other                             (11.3)          (19.4)

           Life and Annuity - Operating income before amortization and income taxes in the second quarter of 2002 was $27.9 million,
           ----------------
     compared with $38.5 million in the second quarter of 2001.  The decrease is due primarily to a one-time recognition of $15.8 million in the prior year's quarter related to establishment of the closed block, pursuant to accounting rules for newly demutualized companies.  Excluding this gain, earnings rose 23 percent over the prior year's quarter.  Universal life and other life insurance earnings increased, while annuity earnings declined due to the weak market environment.
           Total life insurance sales (annualized premium and single premium) were $55.8 million in the second quarter of 2002, a 21 percent increase compared with $46.2 million in the prior year's quarter.  Annualized premium was $37.7 million in the second quarter of 2002, compared with $32.8 million in the prior year's quarter.  The growth was driven in large part by sales of variable universal life and universal life products.  Survivorship life insurance sales were more than double last year's level and continued to represent approximately one-third of all life insurance sales.
           Annuity deposits in the second quarter of 2002 were $661.0 million, compared with $377.4 million in the prior year's quarter, reflecting continued strong sales in key broker-dealer relationships and growing sales of fixed annuities.
           Both life and annuity sales from State Farm continued to grow, with more than half of the 10,000 eligible State Farm agents now certified to sell Phoenix products.
           Investment Management - Operating income before amortization and income taxes was $8.6 million for the second quarter of
           ---------------------
     2002, compared with $13.9 million in the second quarter of 2001.  The current quarter includes results from the acquisition of 60 percent of Kayne Anderson Rudnick Investment Management on January 29, 2002.  Excluding the positive impact of the Kayne Anderson
     Rudnick acquisition, there was an overall decline in operating margins due primarily to lower revenues in other parts of
     Investment Management, partially offset by lower expenses.
           Assets under management for the segment on June 30, 2002, were $56.6 billion, compared with $54.8 billion on June 30,
     2001.   The year-over-year increase in assets is attributable to the inclusion of Kayne Anderson Rudnick in 2002, partially offset by negative market performance.
           Net flows were negative $552.1 million in the second quarter of 2002, compared with positive net flows of $1.1 billion in the prior year's quarter.  Inflows totaled $3.1 billion in the second quarter of 2002, about even with inflows in the prior year's quarter.  Strong sales of managed account products, particularly Kayne Anderson Rudnick's, represented more than half of the current quarter's inflows, and net flows for managed accounts were positive.  Outflows were $3.6 billion in the second quarter of 2002, compared with $2.0 billion in the prior year's quarter.  The increase in outflows relates primarily to the loss of several institutional accounts.

           Venture Capital - In the second quarter of 2002, venture capital had a $29.9 million operating loss before amortization
           ---------------
     and income taxes, compared with operating income of $5.5 million in the second quarter of 2001.  The decline reflects the impact of the weak equity markets in the second quarter on the company's estimates of its holdings.  Total distributions in the second quarter of 2002 were $6.1 million, compared with $20.1 million in the second quarter of 2001.  Capital contributions were $7.5 million in the second quarter of 2002, compared with $11.2 million in the second quarter of 2001.  On June 30, 2002, venture capital assets were $261.8 million, representing 2 percent of the $15.3 billion of invested assets and cash in the general account portfolio.

           Corporate and Other - In the second quarter of 2002, the Corporate and Other segment had an $11.3 million operating loss
           --------------------
     before amortization and income taxes, compared with a $19.4 million operating loss in the second quarter of 2001.  The improvement was due to higher corporate investment income resulting from the investment of the proceeds from the company's June
     2001 IPO and a lower level of corporate expenses.
Other Developments

           Effective on June 25, 2002, the first anniversary of the company's demutualization, the company issued stock options representing 4.4 million shares to its officers and directors at an exercise price of $16.20.  Phoenix has chosen to account for the issuance of these stock options as capital transactions and will provide pro forma disclosures in its Form 10-Q of earnings and earnings per share as if it had elected to treat the options as compensation expense. The company will continue to monitor developments in stock option accounting and may change the accounting for future option grants as clear guidance is developed.

     Conference Call
           The Phoenix Companies, Inc. will host a conference call today at 11:00 a.m. Eastern time to discuss with the investment community Phoenix's second quarter financial results. The conference call will be broadcast live over the Internet at
     WWW.PHOENIXWM.COM in the Investor Relations section.  To listen to the live call, please go to the Web site at least fifteen
     -----------------
     minutes prior to register, download and install any necessary audio software.  The call can also be accessed by telephone at
     973-321-1020.  A replay of the call will be available by telephone at 973-341-3080 (passcode 3360516) and on Phoenix's Web site,
     WWW.PHOENIXWM.COM in the Investor Relations section through August 15, 2002.
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           The Phoenix Companies, Inc. (NYSE: PNX) is a leading provider of wealth management products and services to individuals and institutions.  Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and investment management products and services.  With a history dating to 1851, The Phoenix Companies, Inc. has two principal operating subsidiaries,
     Phoenix Life Insurance Company and Phoenix Investment Partners, Ltd. The company offers trust services through Phoenix National
     Trust Company and private placement insurance products through Philadelphia Financial Group, both subsidiaries.  Phoenix has corporate offices in Hartford, Conn.  For more information on Phoenix, visit WWW.PHOENIXWM.COM.
                                                                                  -----------------
     Forward-Looking Statement
           This release contains statements which constitute forward-looking statements within the meaning of the Private Securities
     Litigation Reform Act of 1995.  These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate",
     "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions.  Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential
     effects on the company.  They are not guarantees of future performance.   Actual results may differ materially from those
     suggested by forward-looking statements, as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest rates and currency exchange rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (iv) regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of the company's subsidiaries; (v)
     downgrades in the claims paying ability or financial strength ratings of the company's subsidiaries; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of the company's insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii)
     movements in the equity markets that affect our investment results including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's success in achieving its planned expense reductions; and (ix) other risks and uncertainties described from time to time in the company's filings with the Securities and
     Exchange Commission.  The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.